UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2008

MELO BIOTECHNOLOGY HOLDINGS, INC.

 (Exact name of registrant as specified in its charter)

Canada (State of Incorporation)	03-30801 (Commission File No.)	N/A (IRS Employer Identification No.)

Room 1411, West Tower, Shuntak Center, 168-200 Connaught Rd., Central, Hong Kong
(Address of principal executive offices)

Registrant’s Telephone Number, including area code:  852-2559-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 4, 2008, Melo Biotechnology Holdings, Inc., a Canadian corporation (“we,” “our,” or the “Company”) entered into an Agreement for Share Exchange (the “Exchange Agreement”) with Melo Biotechnology Limited (“Melo Limited”), a British Virgin Islands corporation, Melo International Holdings Limited, a British Virgin Islands corporation (“Melo International”) and the shareholders of the Melo International (the “Shareholders”).  Pursuant to the terms of the Exchange Agreement the Company agreed to issue a total of 22,127,000 shares of its restricted common stock to the Shareholders in exchange for the transfer by the Shareholders of all of the issued and outstanding common stock of Melo International to the Company’s wholly-owned subsidiary, Melo Limited, thereby making Melo International a wholly-owned subsidiary of the Company.

The foregoing description of the Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Exchange Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

The Share Exchange

As discussed in Item 1.01, on December 4, 2008, the Company entered into the Exchange Agreement with Melo International and the Shareholders of the Melo International, pursuant to which the Company agreed to issue a total of 22,127,000 shares of its common stock to the Shareholders in exchange for the transfer by the Shareholders of all of the issued and outstanding common stock of Melo International to Melo Limited (the “Share Exchange”).

Upon the closing of the Share Exchange on December 4, 2008, the Shareholders delivered all of their equity capital in Melo International to the Company’s subsidiary, Melo Limited, in exchange for a total of 22,127,000 shares of common stock of the Company.  Prior to completion of the Share Exchange, the Company had 1,237,134 shares of common stock issued and outstanding.  Immediately following completion of the Share Exchange, the Company had a total of approximately 23,364,134 shares of its common stock issued and outstanding.  The shares of the Company’s common stock issued in connection with the Share Exchange were not registered under the Securities Act, in reliance upon applicable exemptions from registration under Section 4(2) of the Securities Act of 1933, and in reliance upon exemptions from registration for transactions which constitute “offshore transactions” as defined in Regulation S under the Securities Act of 1933.  These securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.  Certificates representing these shares contain a legend stating the same.

As a result of the Share Exchange described in this Item 2.01, Melo International became a wholly-owned subsidiary of the Company. Melo International engages in the trading of health products. Through the closing of the Share Exchange, the Company succeeded to the business of Melo International.  The Company will carry on the business of Melo International in addition to its other business operations.

The Chart below depicts the corporate structure of the Company as of the date of this 8-K.  The Company owns 100% of the capital stock of Melo Limited and has no other direct subsidiaries.  Melo Limited owns 100% of the capital stock of Melo International and has no other direct subsidiaries.  Melo International has no subsidiaries.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

As set forth under Item 2.01, on December 4, 2008 the Company issued a total to 22,127,000 shares of its common stock to the Shareholders of the Melo International pursuant to the terms of the Exchange Agreement.  In return for the issuance of 22,127,000 shares of its common stock, the Company’s subsidiary, Melo Limited, received all of the issued and outstanding common stock of Melo International, thereby making Melo International a wholly-owned subsidiary of the Company. The shares were issued in reliance upon applicable exemptions from registration under Section 4(2) of the Securities Act of 1933, and in reliance upon exemptions from registration for transactions which constitute “offshore transactions” as defined in Regulation S under the Securities Act of 1933.

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT

There was a change in control of the Company on December 4, 2008 as a result of closing under the Exchange Agreement as described in Item 2.01 hereof.  As a result of the Share Exchange, Huge Team Investments Limited, acquired voting control of the Company; pursuant to the Exchange Agreement, Huge Team Investments Limited acquired 13,000,000 shares of common stock in the Company, an amount equal to 55.6% of the Company’s issued and outstanding shares.  The consideration for these shares was the transfer all of Huge Team Investment Limited’s issued and outstanding stock in Melo International to the Company’s wholly owned subsidiary, Melo Limited.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

There was no departure of directors or principal officers at the time of closing under the Exchange Agreement.  Additionally, there was neither election of directors, nor appointment of principal officers at the same time.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a)

The financial statements of the business acquired and the pro forma consolidated financial statements required to be filed pursuant to Item 9.01 are not included in this initial report on Form 8-K.  The required financial statements will be filed not later than, February 12, 2009 which is 71 calendar days after the due date of this initial report on Form 8-K.

(b)

The following exhibits are filed as part of this Current Report on Form 8-K

2.2

Agreement for Share Exchange dated December 4, 2008, by and among Melo Biotechnology Holdings, Inc., a Canadian corporation, and Melo International Holdings Limited, A British Virgin Islands corporation, and the Shareholders of Melo International Holdings Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MELO BIOTECHNOLOGY HOLDINGS, INC.

Date: December 4, 2008

/s/ Fung Ming

By: /S/ Fung Ming

Fung Ming, Director